Exhibit 10.1

4/13 PPA Loan to Loan

PROGRESS PAYMENT AGREEMENT

(Loan to Loan)

This Progress Payment Agreement, dated as of _______________________________ (this “Agreement”), is among Apio, Inc. (“Borrower”) and General Electric Capital Corporation, as lender (together with its successors and assigns, if any, in such capacity, “Lender”).

RECITALS

A.     General Electric Capital Corporation (“GECC”) and Borrower have entered into that certain Master Security Agreement, dated as of April 23, 2012 (the “Master Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in, or incorporated by reference into, the Master Agreement. Borrower desires to have Lender finance Borrower’s purchase of the equipment listed on Annex I hereto (the “Equipment”) pursuant to the terms and conditions of a Schedule (the “Schedule”) to, and incorporating by reference the terms and conditions of, the Master Agreement. The loan evidenced by the Schedule and (to the extent incorporated by reference in the Schedule) the Master Agreement and the Note executed in connection with the Schedule is hereinafter referred to as the “Term Loan.”

B.      Borrower has heretofore entered into certain supply contracts, purchase orders, purchase agreements or similar agreements (collectively, “Supply Contract”) with the respective suppliers named therein (individually and collectively, “Supplier”), pursuant to which such Supplier has agreed to sell on the terms and conditions therein set forth, and Borrower has agreed to acquire from such Supplier, certain or all of the Equipment.

C.     The Equipment is scheduled to be installed, manufactured or assembled over time commencing on or about the date hereof and continuing through (and including) April 1, 2016 (the “Installation Period”). Since certain Suppliers require progress payments prior to completion, delivery and acceptance of the Equipment, Borrower is desirous of having Lender finance progress payments and other amounts in respect of the applicable Equipment as such Equipment is installed, manufactured or assembled. It is expected that all amounts advanced hereunder will be refinanced through the funding of the Term Loan. Subject to the terms and conditions hereof, Lender is willing to advance money in respect of the Equipment.

NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Progress Payment Loans. Subject to the terms hereof, Lender agrees to make payments to the applicable Supplier(s), and/or to Borrower to reimburse Borrower for previous payments to a Supplier (each such payment, a “Progress Payment Loan”), as authorized and directed in writing by Borrower and approved by Lender in its sole discretion, to finance progress payments and other amounts with respect to the applicable Equipment during the Installation Period. The obligation of Lender to make any Progress Payment Loan is subject to the performance by Borrower of all of its agreements and covenants under this Agreement and the fulfillment of the following conditions (as determined by Lender in its sole discretion): (i) no Event of Default (or event which, with the passage of time or giving of notice or both, would constitute an Event of Default) exists, (ii) Lender’s receipt of a correct original invoice for such Progress Payment Loan made out to Borrower from such Supplier, (iii) Lender’s receipt of a Loan Request in the form of Exhibit A hereto and in substance satisfactory to Lender (in its sole discretion) with respect to the items listed in such invoice, (iv) with respect to any Progress Payment Loan funded to Borrower as reimbursement of amounts paid to a Supplier, Lender shall have received proof of payment of such amount by Borrower to the applicable Supplier, (v) Lender approves such Progress Payment Loan and such Progress Payment Loan, when added to the amount of all prior Progress Payment Loans, does not exceed $14,714,092.00 (the “Maximum Amount”), (vi) there has not occurred (1) any adverse change in the business prospects or projections, operations, management, financial or other conditions of Borrower, any affiliate of Borrower, any Guarantor or any Supplier, or in the industry in which Borrower, any Guarantor or any Supplier operates, or which impairs Lender’s interest in the Equipment or (2) any change in control of any one of the aforesaid parties, (vii) the Installation Period has not has ended, (viii) the representations and warranties of Borrower herein and in any other Debt Document are true and correct as of the date such Progress Payment Loan is funded, (ix) Lender’s receipt of a collateral assignment of each applicable Supply Contract executed by Borrower and Lender, together with a consent to such collateral assignment executed by the applicable Supplier, (x) Borrower has paid Supplier a down payment of $0.00 with respect to the Equipment and (xi) no Progress Payment Loan has been prepaid or repaid. Lender shall be entitled to fully rely and act on a Loan Request provided by Borrower to Lender, and Lender shall have no duty to verify the content of or accuracy of information contained in any such Loan Request, the authority of the person executing such Loan Request or the identity of the sender thereof.

2.     Interest, Fees and No Prepayment. During the period from the date the first Progress Payment Loan is funded until the date on which the Term Loan is funded in full by Lender (the “Interim Term”), Borrower agrees to pay Lender interest on the dollar amount of Progress Payment Loans funded by Lender at the Contract Rate as defined below (“Interim Interest”). Such Interim Interest payments shall be due on and made by Borrower, in arrears, on the first calendar day of each month during the Interim Term and on the last day of the Interim Term. Interim Interest shall be calculated on the basis of a 365-day year (or a 366-day leap year, as applicable) and will be charged for each calendar day on which any Progress Payment Loan is outstanding. Upon the full funding by Lender of the Term Loan and payment by Borrower of accrued and unpaid Interim Interest, Borrower’s obligation to pay Interim Interest shall end. If Lender does not receive from Borrower payment in full of any Interim Interest or any other sum due under this Agreement, the Master Agreement or any other Debt Document within ten (10) days after its due date, Borrower agrees to immediately pay a late fee equal to 5% on such late Interim Interest or other sum (but not exceeding any lawful maximum), in addition to any other costs, fees and expenses that Borrower may owe as a result of such late payment. Borrower may not prepay any Progress Payment Loan in whole or in part. For purposes hereof, the “Contract Rate” for each payment of Interim Interest shall be equal to the sum of (i) one and seventy five hundredths percent (1.75%) per annum plus (ii) a variable per annum interest rate, which shall be equal to the rate listed for one month London Interbank Offered Rate (“LIBOR”) which is published in the “Money Rates” column of the Wall Street Journal, Eastern Edition (or, in the event such rate is not so published, in such other nationally recognized publication as Lender may specify) on the first business day of the calendar month during which such Interim Interest has accrued (notwithstanding any statement in such publication as to the effective date of any published rate) . Borrower’s federal tax identification number is 770528042.

3.     Incorporation of Master Agreement and Assignment. This Agreement is a “Debt Document” as defined in the Master Agreement. The representations, warranties, indemnity obligations and covenants of Borrower set forth in the Master Agreement are incorporated by reference herein in favor of Lender as if Lender were the “Secured Party” thereunder and the Collateral (as defined below) constitutes “Collateral” thereunder. In furtherance of and without limiting the foregoing, Borrower hereby makes such representations and warranties to Lender as of the date hereof and as of the date each Progress Payment Loan is funded by Lender; and Borrower agrees to obtain insurance for the Equipment as required by the Master Agreement with Lender as loss payee. Any breach of this Agreement shall constitute an Event of Default.

This Agreement may be assigned, sold or transferred, in whole or in part, by Lender without notice to or the consent of Borrower (a “Transfer”), and may not be assigned, sold or transferred by Borrower. Upon a Transfer of this Agreement in its entirety, Lender shall automatically be relieved, from and after the date of such Transfer, of liability for the performance of any of its obligation contained in this Agreement arising or accruing from or after such Transfer. Upon notification from Lender to Borrower of a Transfer, Borrower agrees to acknowledge such Transfer, and to make any payments required hereunder to the assignee or as directed by Lender. Borrower also agrees to confirm in writing receipt of the notice of a Transfer as may be reasonably requested by the applicable transferee and Borrower hereby waives and agrees not to assert against any applicable transferee any defense, set-off, recoupment claim or counterclaim which Borrower has or may at any time have against Lender for any reason whatsoever.

4.     Term Loan and Remedies. If an Event of Default occurs during the Installation Period, or if the last day of the Installation Period occurs prior to the date on which the Term Loan is funded in full by Lender (any such occurrence, a “Progress Payment Event of Default”), Lender, at its option, may: (i) declare any or all of the Progress Payment Loans, Interim Interest, the Liquidated Damages Fee (as defined below) and other amounts due hereunder to be immediately due and payable, without demand or notice to Borrower; provided that upon the occurrence of any Event of Default with respect to a bankruptcy, receivership, assignment for the benefit of creditors, insolvency or other similar proceeding involving Borrower or any Guarantor, any and all of the Progress Payment Loans, Interim Interest, the Liquidated Damages Fee and other amounts due hereunder shall automatically become immediately due and payable, without any action by any person or entity, (ii) refuse to extend any further credit to Borrower, (iii) terminate this Agreement immediately without notice, (iv) with or without legal process, enter any premises where the Collateral (as defined below) may be and take possession and/or remove the Collateral from such premises, (v) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at such sale, (vi) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default, and (vii) hold, appropriate, apply or set-off any and all moneys, credits and indebtedness due from Lender or any of Lender’s affiliates (including any direct or indirect parent, subsidiary or sister entity) to Borrower. In addition to and without limiting Lender’s rights under the Master Agreement and the other Debt Documents, at Lender’s option, the occurrence of a Progress Payment Event of Default shall constitute an Event of Default under the Master Agreement and upon such occurrence, Lender shall, among other rights, have the right to refuse to enter into the Schedule. The accelerated Progress Payment Loans, Interim Interest, the Liquidated Damages Fee and other accelerated amounts due hereunder shall bear interest from the occurrence of the Event of Default (both before and after any judgment) until paid in full at a per annum rate equal to the Per Diem Interest Rate. Lender shall have, in additions to the rights and remedies under this Agreement and the other Debt Documents, all other rights and remedies provided to a secured creditor under the Uniform Commercial Code and under other applicable law, all of which rights and remedies shall be cumulative. Upon payment by Borrower of all amounts owing under this Agreement following the occurrence and continuance of a Progress Payment Event of Default, this Agreement shall be terminated and of no force and effect with no further recourse to any party hereto as to such Equipment that is not delivered and/or accepted. Upon receipt of such payments by Lender, Lender shall release, without warranty or recourse, Lender’s security interest in and to such Equipment. For purposes hereof, the "Liquidated Damages Fee" shall be an amount equal to ten percent (10%) of the Progress Payment Loans funded by Lender (but in no event exceeding any lawful maximum under applicable law). If the Progress Payment Loans or any portion thereof are declared to be due and payable or otherwise accelerated pursuant to this paragraph, Borrower agrees to pay Lender the Liquidated Damages Fee upon demand therefor and agrees that such fee constitutes liquidated damages and is not a penalty.

Borrower agrees to indemnify each of Lender and each other Secured Party Entity and defend and hold each of Lender and each other Secured Party Entity harmless from any costs, losses, expenses and/or liabilities, including without limitation reasonable attorneys’ fees, that arise from or in any way relate to this Agreement or the transactions contemplated hereby, the Supply Contract and/or the Equipment. It is the intent of Lender and Borrower that (i) the advance of Progress Payment Loans hereunder constitutes a financing on behalf of, and/or a loan made to, Borrower by Lender, which amounts Borrower agrees to repay to Lender in accordance with the terms hereof and (ii) upon the full funding by Lender of the Term Loan and payment by Borrower of accrued and unpaid Interim Interest, the aggregate amount of Progress Payment Loans made hereunder shall be deemed to be part of, and refinanced by, the Term Loan advanced by Lender pursuant to the Schedule, the related CSMA and the Note executed in connection with such CSMA.

5.     Security Interest. Borrower hereby grants to Lender and the Secured Party Entities a first priority security interest in all of Borrower’s right, title and interest in and to the Supply Contract, the Equipment, together with all additions, attachments, accessories and accessions thereto whether or not furnished by Supplier of the Equipment, any and all substitutions, upgrades, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder (the “Collateral”). This security interest is given to secure the prompt payment and performance of all Indebtedness, including, without limitation, all debts, obligations and liabilities of any kind whatsoever of Borrower to Lender and/or any Secured Party Entity, now existing or arising in the future under this Agreement, the Master Agreement or any other Debt Document, and any renewals, extensions and modifications of such debts, obligations and liabilities. Borrower irrevocably authorizes Lender to file UCC financing statements (“UCCs”), and other filings with respect to the Collateral or any other collateral granted to Lender herein and all proper terminations of the filings of other secured parties with respect to the Collateral, in such form and substance as Lender, in its sole discretion, may determine. Borrower acknowledges and agrees that Lender and the Secured Party Entities may perfect the security interest hereunder directly or through any current or future agents, representatives or bailees. Without Lender’s prior written consent, Borrower agrees not to file any corrective or termination statements or partial releases with respect to any UCCs filed by Lender pursuant to this Agreement until all amounts outstanding hereunder (including, without limitation, Progress Payment Loans) and all other Indebtedness have been paid in full. Lender and Secured Party Entities may set off any amounts owed to Borrower and its affiliates under this Agreement, the Master Agreement or any other Debt Document against any amounts owed to Lender or Secured Party Entities by Borrower or any of its affiliates. Borrower hereby appoints Lender its true and lawful attorney, with full power of substitution, which power is coupled with Lender's interest in the Collateral, to take such action as Lender may deem necessary to protect and preserve its security interest in the Collateral, and waives, to the extent permitted by applicable law, all of its right of notice, demand, dishonor, marshalling of the Collateral, to be informed of the place and time of sale, advertising, statutory method of foreclosure, to receive bonds or securities and all rights of redemption. Borrower will not change its state of incorporation or organization, its "location" for purposes of Section 9-307 of the Uniform Commercial Code or its name as it appears in official filings in the state of its incorporation or organization without giving Lender at least sixty (60) days' prior written notice, and Borrower’s "location" for purposes of Section 9-307 of the Uniform Commercial Code is the state of its incorporation or organization.

6.     Jury Trial Waiver, Governing Law and Jurisdiction. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE. The laws of the state of Connecticut shall govern all matters arising out of, in connection with or relating to this Agreement including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts located in the state of Connecticut, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement or any other Debt Document shall limit the right of Lender to commence any proceeding (legal or equitable) in the federal, state or other courts of any other domestic or foreign jurisdiction to the extent Lender determines that such action is necessary or appropriate to preserve, protect or enforce its rights or remedies under this Agreement. Borrower hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

7.     Miscellaneous. Time is of the essence of this Agreement. Lender’s failure at any time to require strict performance by Borrower of any of the provisions hereof shall not waive or diminish Lender’s right at any other time to demand strict compliance with this Agreement. All notices required to be given hereunder shall be given in accordance with the provisions of the Master Agreement; provided that if GECC is not the Lender hereunder, any notices to Lender shall be given to Lender in care of GECC. This Agreement and Debt Documents to the extent relating hereto constitute the entire agreement of the parties with respect to the subject matter hereof. No variation or modification of this Agreement shall be valid unless in writing and signed by an authorized representative of the parties hereto. Any provisions in this Agreement that are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto. Any consent, approval or waiver referenced in this Agreement or otherwise requested by Borrower with respect thereto, shall be given or withheld in the sole discretion of Lender. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof. Each of the parties hereto intends to comply with any applicable law(s) governing the regulation of interest. Accordingly, notwithstanding anything to the contrary herein, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum amount permitted by applicable law. If for any reason the amount of any interest contracted for, charged or received hereunder shall exceed the maximum amount of interest permitted by applicable law, then (i) any such excess which may have been collected shall, at Lender’s option, be either applied to amounts that are lawfully due and owing hereunder or refunded to Borrower, and (ii) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by a court of competent jurisdiction. Credit to Borrower’s account for payments made hereunder may be delayed if payment is (i) not received at the Lender’s payment address indicated in Lender’s invoice or other instructions from Lender from time to time or (ii) not accompanied by Lender’s invoice number. Preferred forms of payment include direct debit, wires, company checks and certified checks. Payment in any other form may delay processing or be returned to Borrower. Delayed credit may cause Borrower to incur a late payment fee. All credits for payments of Borrower’s account for this Agreement are subject to final payment by the institution on which the item of payment was drawn. Without prejudice to any of the rights and remedies of Lender hereunder or under any of the other Debt Documents, all written communication concerning disputed amounts, including any check or other payment instrument that (i) indicates that the written payment constitutes “payment in full” or is tendered as full satisfaction of a disputed amount or (ii) is tendered with other conditions or limitation must be mailed or delivered to Lender at the address for billing inquiries and/or correspondence shown on the invoice or statement and not to the payment address. Borrower and each of Borrower’s affiliates authorize Lender to disclose information about Borrower and Borrower’s affiliates that Lender may at any time possess to any Lender affiliate, successor, assign and/or participant, whether such information was supplied by Borrower to Lender or otherwise obtained by Lender. Borrower hereby acknowledges that it has not received or relied on any legal, tax, financial or accounting advice from GECC, Lender or any Secured Party Entity and that Borrower has had the opportunity to seek advice from its own advisors and professionals in that regard.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

LENDER:	BORROWER:

General Electric Capital Corporation	Apio, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A

FORM OF LOAN REQUEST

LOAN REQUEST NUMBER ______________

Loan Request Number _____________, dated as of ______________, to Progress Payment Agreement, dated as of ___________________ (the “Progress Payment Agreement”), among Apio, Inc. (“Borrower”) and General Electric Capital Corporation, as lender (together with its successors and assigns, if any, in such capacity, “Lender”). Capitalized terms used herein without definition shall have the meaning set forth in, or incorporated by reference into, the Progress Payment Agreement. This Loan Request is executed by Borrower for the benefit of Lender.

Borrower hereby authorizes Lender to pay the Supplier(s) listed below the amounts specified below for the Equipment identified below or to reimburse Borrower for previous payments to such Supplier, all of which payments by Lender shall constitute Progress Payment Loans made by Lender to Borrower under and subject to the Progress Payment Agreement. Correct original invoices made out to Borrower from each Supplier for such payments or reimbursements are attached hereto and delivered to Lender. With respect to any Progress Payment Loan funded to Borrower as reimbursement of amounts paid to a Supplier, proof of payment by Borrower to the applicable Supplier of such amount is also attached.

Supplier and Address of Supplier	Equipment	Amount	Paid to Supplier or Reimbursed to Borrower

BORROWER HEREBY AGREES, REPRESENTS AND WARRANTS THAT:

1.     If applicable, Borrower has inspected the Equipment covered by this Loan Request. The Equipment and products described herein comply with the specifications and requirements under the applicable Supply Contracts and each Supplier has satisfied any applicable conditions precedent for receipt of the amounts specified herein.

2.     Borrower confirms that all of the terms and conditions of the Progress Payment Agreement and the Master Agreement are hereby in full force and effect in all respects and reaffirms its obligations thereunder.

3.     Total amount of Progress Payment Loans requested hereunder is: $_______________ (the “Requested Amount”).

4.     The sum of (i) the Requested Amount and (ii) all Progress Payment Loans funded prior to the date hereof equals $_______________, which does not exceed the Maximum Amount.

BORROWER:

Apio, Inc.

By:

Name:

Title:

Date:

4/13 Loan Request Loan to Loan

LOAN REQUEST NUMBER 9829819-002

Loan Request Number 9829819-002, dated as of _____________________________, to Progress Payment Agreement, dated as of ___________________________ (the “Progress Payment Agreement”), among Apio, Inc. (“Borrower”) and General Electric Capital Corporation, as lender (together with its successors and assigns, if any, in such capacity, “Lender”). Capitalized terms used herein without definition shall have the meaning set forth in, or incorporated by reference into, the Progress Payment Agreement. This Loan Request is executed by Borrower for the benefit of Lender.

Borrower hereby authorizes Lender to pay the Supplier(s) listed below the amounts specified below for the Equipment identified below or to reimburse Borrower for previous payments to such Supplier, all of which payments by Lender shall constitute Progress Payment Loans made by Lender to Borrower under and subject to the Progress Payment Agreement. Correct original invoices made out to Borrower from each Supplier for such payments or reimbursements are attached hereto and delivered to Lender. With respect to any Progress Payment Loan funded to Borrower as reimbursement of amounts paid to a Supplier, proof of payment by Borrower to the applicable Supplier of such amount is also attached.

Supplier and Address of Supplier Apio, Inc. 4575 West Main Street Guadalupe, CA 93434	Equipment See Annex A	Amount $1,323,083.91	Paid to Supplier or Reimbursed to Borrower Reimbursed to Borrower

BORROWER HEREBY AGREES, REPRESENTS AND WARRANTS THAT:

1.     If applicable, Borrower has inspected the Equipment covered by this Loan Request. The Equipment and products described herein comply with the specifications and requirements under the applicable Supply Contracts and each Supplier has satisfied any applicable conditions precedent for receipt of the amounts specified herein.

2.     Borrower confirms that all of the terms and conditions of the Progress Payment Agreement and the Master Agreement are hereby in full force and effect in all respects and reaffirms its obligations thereunder.

3.     Total amount of Progress Payment Loans requested hereunder is: $1,323,083.91 (the “Requested Amount”).

4.     The sum of (i) the Requested Amount and (ii) all Progress Payment Loans funded prior to the date hereof equals $1,323,083.91, which does not exceed the Maximum Amount.

BORROWER:

Apio, Inc.

By:

Name:

Title:

Date:

September 16, 2015

Landec Corporation

3603 Haven Avenue

Menlo Park, CA 94025

RE: Reaffirmation of Continuing Obligations under Guaranty dated April 23, 2012

Ladies and Gentlemen:

General Electric Capital Corporation (together with its successors and assigns if any, the “Financing Company”) is considering providing lease or (as the case may be) loan financing on or about the date hereof (the “New Financing”) to Apio, Inc. (“Customer”)

In connection with prior transactions with Customer, Landec Corporation (“Guarantor”) executed a continuing Guaranty dated April 23, 2012 (the “Guaranty”) in favor of Beneficiary (as defined in the Guaranty) pursuant to which Guarantor guaranteed all of Customer’s Obligations (as defined in the Guaranty) then and thereafter arising. Financing Company is a Beneficiary under the Guaranty. Since this Guaranty is still in effect, it is our understanding that Guarantor is also willing to guarantee the New Financing and all obligations now and hereafter arising in connection therewith.

It should be clearly understood that Financing Company would not enter into or advance the monies under the New Financing without the Guarantor’s guaranty of such obligations. Financing Company will be relying upon Guarantor’s financial status as reflected by existing financial statements and such financial statements that Guarantor may deliver in the future to Financing Company as well as the absolute and unconditional continuing obligations of Guarantor under the Guaranty.

Please sign below and return the executed copy to our office. By your execution and delivery of this letter you expressly acknowledge and agree that (i) the Guaranty remains in full force and effect, effective for any existing transactions and effective with respect to the New Financing currently contemplated and all obligations now and hereafter arising in connection therewith, (ii) the term “Obligations” as used in the Guaranty includes all of Customer’s present and future obligations and liabilities to Financing Company under any and all agreements, notes, leases, schedules, instruments and other documents now and hereafter executed in connection with the New Financing and (iii) the term Transaction Documents as used in the Guaranty includes any and all agreements, notes, leases, schedules, instruments and other documents now and hereafter executed in connection with the New Financing.

Notwithstanding the execution of this letter, the terms and conditions of the Guaranty remain in full force and effect and unmodified.

Should you have any questions on this matter, please do not hesitate to contact us for clarification.

General Electric Capital Corporation

By:
Name:
Title:

THE UNDERSIGNED HEREBY AGREES THAT THE UNDERSIGNED HAS READ THE GUARANTY AND THIS LETTER AND UNDERSTANDS ALL OF THE TERMS AND CONDITIONS, AND ACKNOWLEDGES THE UNDERSIGNED’S AGREEMENT TO THE TERMS AND CONDITIONS SET FORTH IN THIS LETTER.

Landec Corporation

as Guarantor

By: ____________________________

Name: ____________________________

Title: ____________________________

Date: ____________________________

Attest: _________________________